A)	Employment Contract of Li Chak Ming

Employer: Wide Broad Group Limited    Employee: Li Chak Ming Representative: Mr.Liu Ruisheng

Position: independent non-executive director

Job Duty: According to the experience, providing the independent and objective opinion for assisting the board of directors. The employee should assurance enough time and spirit handling the company affair in order to maintain effective operation and high standard operation of the company.

Effective Period: 2 years, Effective date: July 1st, 2009

Remuneration: HKD$180,000/year will be paid in the last day for every quarter in four installments.